Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Valens Semiconductor Ltd. of our report dated March 2, 2022 relating to the financial statements, which appears in Valens Semiconductor Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
October 6, 2022	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited